UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

SulphCo, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On February 1, 2011, SulphCo, Inc. (the “Company” or “SulphCo”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Chardan Capital Markets, LLC  (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 13,333,334 units (the “Units”), comprised of (i) one share of common stock, (ii) a warrant to purchase approximately 0.45 shares of SulphCo common stock at a price of $0.20 with a term of five years and (iii) a warrant to purchase approximately 0.24 shares of SulphCo common stock at a price $0.20 with a term of 66 months but not exercisable until 181 days after the closing date of the transaction.  The Units will be offered to investors at a negotiated price of $0.15 per Unit.  Units will not be issued or certificated, and the shares of common stock and the warrants will be issued separately.

On February 1, 2011, the Company executed a Securities Purchase Agreement (the “Purchase Agreement”) and warrants (“Warrants”) with two institutional investors (the “Purchasers”) for the sale of up to 13,333,334 Units at a price of $0.15 per Unit for aggregate gross proceeds of approximately $2.0 million.  In addition, the Company agreed to amend and re-issue warrants to purchase 2,745,098 shares of SulphCo common stock currently held by one of the investors. The re-issued warrants – equal in number to the original warrants – will allow the holders to purchase shares of SulphCo common stock at a price of $0.20 per share with a term of 54 months. The re-issued warrants are not exercisable until 181 days after the closing date of the transaction.

The net proceeds to the Company from the registered direct public offering, after deducting Placement Agent fees and expenses and the Company’s offering expenses, are expected to be approximately $1.8 million.  The Placement Agent will receive a cash fee of $120,000 (6.0% of the gross offering proceeds).  The offering closed on February 4, 2011.

The shares are being offered pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2011, in conjunction with a shelf take down from the Company’s registration statement on Form S-3 (File No. 333-169062) which was declared effective by the Commission on October 20, 2010.

The Purchase Agreement, Warrants and Placement Agency Agreement contain representations, warranties, and covenants of the Company, the Purchasers and the Placement Agent which are typical for transactions of this type.

This summary is not complete, and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, Warrants and Purchase Agreement which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively.  Readers should review the Placement Agency Agreement, Warrants and Purchase Agreement for a more complete understanding of the terms and conditions associated with this transaction.

The provisions of the Placement Agency Agreement, Warrants and Purchase Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.  Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 8 – Other Events

Item 8.01.  Other Events.

On February 1, 2011, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in to any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Company has filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-169062), including a base prospectus dated October 26, 2010, registering up to $122,180,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which the Company has filed or will file in accordance with the Exchange Act.  On February 3, 2011, the Company filed prospectus supplement No. 1 dated February 3, 2011 relating to the sale of its shares of common stock under the Purchase Agreement, as described under Item 1.01 above.  Exhibits 1.1, 4.1, 5.1, 10.1 and 23.1 are attached to this current report in connection with that offering.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
1.1 4.1 5.1	Placement Agency Agreement Dated February 1, 2011 Form of Warrant Opinion of McDonald Carano Wilson LLP
10.1	Form of Securities Purchase Agreement Dated February 1, 2011
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)
99.1	Press release dated February 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: February 7, 2011	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: President, Chief Financial Officer, Treasurer and Corporate Secretary